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                                                                EXHIBIT 10.9.4



                                AMENDMENT TO THE
                             WASHINGTON MUTUAL, INC.
                     RETIREMENT SAVINGS AND INVESTMENT PLAN
                AMENDED AND RESTATED EFFECTIVE SEPTEMBER 30, 1998



        THIS AMENDMENT to the Washington Mutual, Inc. Retirement Savings and Investment Plan (the "RSIP") is made by Washington Mutual, Inc. (the "Company") on this 21st day of December, 1999.

                                    RECITALS:

        WHEREAS, the Company maintains the RSIP for the benefit of its eligible employees;

        WHEREAS, the Company has merged with H. F. Ahmanson & Company ("Ahmanson");

        WHEREAS, the Ahmanson Advantage Account (the "Ahmanson Plan") has been merged into the RSIP;

        WHEREAS, the Company desires to amend the RSIP to provide for (i) participation therein of former Ahmanson employees hired by the Company, (ii) the preservation of certain features of the Ahmanson Plan, (iii) the clarification of the matching contribution provisions, and (iv) other minor clarifications or changes to reflect statutory amendments; and

        WHEREAS, the Company may amend the RSIP at any time pursuant to Article XVI thereof;

        NOW, THEREFORE, the RSIP is hereby amended as follows:

        1. Section 2.13 is restated in its entirety to read as set forth below:

           2.13 COMPENSATION.

                        (a) SCOPE OF PROVISION. Compensation as defined in this
                Section 2.13 shall apply for purposes of determining:

                        (1) The identity of Highly Compensated Employees;

                        (2) The limitation on Annual Additions;

                        (3) The Actual Deferral Percentage;

                        (4) The Actual Matching Percentage; and

                        (5) The Top Heavy Plan provisions.

                        (b) INCLUSIONS. A Participant's Compensation consists of
                the Participant's wages, salaries, fees for personal services,

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                commissions, production incentive compensation, bonuses and other amounts received (without regard to whether or not an amount is paid in cash) for personal services actually rendered in the course of employment with an Employer as an Employee and to the extent that the amounts are includible in gross income.

                        (c) EXCLUSIONS. A Participant's Compensation does not
                include:

                        (1) Severance Pay;

                        (2) Moving expenses;

                        (3) Long-term disability insurance payments;

                        (4) Nonqualified deferred compensation;

                        (5) Compensatory time;

                        (6) Fringe benefits or amounts attributable to any
                            employee benefit plan which are not already excluded under (1)-(5) above;

                        (7) Employer contributions (i) to a plan of deferred
                            compensation to the extent such contributions are not included in the gross income of the Participant for the taxable year in which contributed; or (ii) on behalf of the Participant to a simplified employee pension plan to the extent such contributions are deductible under the Code;

                        (8) Any distributions from a plan of deferred
                            compensation whether or not such distributions are includible in the gross income of the Participant when distributed (except for amounts received from an unfunded, nonqualified plan in the year such amounts are includible in the Employee's gross income);

                        (9) Amounts realized from the sale, exchange or other
                            disposition of stock acquired under a qualified stock option;

                       (10) Amounts not otherwise described in this section
                            2.13(c) that receive special tax benefits; and

                       (11) Contributions made by an Employer (whether or not
                            under a salary reduction agreement) towards the purchase of a 403(b) annuity contract, regardless of whether the contributions are excludible from the gross income of the Participant.

                        (d) ADDITIONAL COMPUTATION RULES REGARDING DETERMINATION
                OF THE LIMITATION ON ANNUAL ADDITIONS. For purposes of determining the limitations on Annual Additions, (i) amounts realized from the exercise of a nonqualified stock option or when restricted stock (or property) becomes freely transferable or no longer subject to a substantial risk of forfeiture, and
                (ii) Compensation, as defined herein, taken into account for a Limitation


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                Year, is the Compensation actually paid or made available to the
                Participant during such year, as well as amounts not included in taxable income by reason of sections 125 or 402(e)(3) of the Code.

                        (e) ADDITIONAL COMPUTATION RULES REGARDING DETERMINATION
                OF IDENTITY OF HIGHLY COMPENSATED EMPLOYEES, THE ACTUAL DEFERRAL PERCENTAGE, THE ACTUAL MATCHING PERCENTAGE AND THE TOP HEAVY PROVISIONS. For the purposes of determining the identity of Highly Compensated Employees, the Actual Deferral Percentage, the Actual Matching Percentage and the Top Heavy Plan provisions, Compensation shall also include any amounts excluded from gross income of an Employee under sections 125, 402(e)(3), 402(h)(1)(B), or 403(b) of the Code.

                        (f) STATUTORY LIMITS. Effective for Plan Years beginning
                before January 1, 1994, Compensation for all purposes in excess of $200,000 (as adjusted at the same time and the same manner as under section 415(d) of the Code) shall be disregarded. Effective for Plan Years beginning on or after January 1, 1994, Compensation for all purposes in excess of $150,000 (adjusted as provided in section 401(a)(17)(B) of the Code) shall be disregarded.

        2. Section 2.41 of the RSIP is amended by a new paragraph (27), to read as set forth below:

                        (27) Eligible Employees who are credited with Service for service with H. F. Ahmanson & Company or its affiliates may first enter the Plan on July 1, 1999.

        3. Section 3.3(a) is amended in its entirety to read as set forth below:

                        (a) If he was a Participant prior to his separation from
                Service, the Plan Entry Date which is coincident with or which next follows the day on which he performs his first Hour of service as a result of his return to Service, or

        4. Section 4.1(b) is amended by the addition of the following new paragraph at the end of the existing provision:

                The foregoing notwithstanding, the Matching Contribution shall be made on behalf of each eligible Participant who is making Salary Deferral Contributions at a rate of less than 3 percent of such Participant's Considered Compensation in the percentage specified by the Employer. The Matching Contribution made on behalf of each eligible Participant who is making Salary Deferral


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                Contributions at a rate of 3 percent or more of such
                Participant's Considered Compensation shall be bifurcated as follows:

                        (1) At the time periodic Matching Contributions are made during the year, such Participant shall receive a Matching Contribution in the amount specified with respect to a Salary Deferral Contribution equal to 3 percent of the Participant's Considered Compensation; and

                        (2) As of the end of the year, any such Participant who is actively employed as of the last day of the year shall receive Matching Contributions with respect to his or her Salary Deferral Contributions in excess of 3 percent of his or her Considered Compensation, in the percentage specified by the Employer, to the extent such Matching Contributions do not exceed the applicable limitation of the Plan and the Code.

        3. Section 7.5 of the Plan is amended by the addition of new paragraph
(h) to read as set forth below:

                        (h) Each Employee who has an account under the Plan
                attributable to such Employee's participation in a defined contribution plan maintained by H. F. Ahmanson & Company or its affiliates shall be vested in such account according to the following schedule:

                        (1) Ahmanson Advantage Account - Company Matching
                        Account:

                            Years of Vesting Service                 Percent Vested
                            ------------------------                 --------------
                                        1                                  0%
                                        2                                 40%
                                        3                                 60%
                                        4                                 80%
                                        5                                100%

                        (2) Coast Match Account: 100% Vested

                        (3) HSB/Coast Rollover Account: 100% Vested

                The foregoing notwithstanding, each former employee of H. F. Ahmanson & Company or who terminated employment with H. F. Ahmanson & Company or the Company between March 17, 1998, and March 31, 2000 shall be fully vested in any account maintained on behalf of such former employee under the Plan as a result of the merger of the Ahmanson Advantage Account into the Plan.


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        4. Effective January 1, 2000, Section 8.1(d) is amended by the addition of new subparagraph (6), to read as set forth below:

                        (6) An active Employee who commenced receipt of his or her Vested Accrued Benefit pursuant to a superseded definition of Required Commencement Date, but whose Required Commencement Date pursuant to the version of
                        Section 2.49 in effect as of January 1, 2000 has not occurred, may suspend distribution of his or her Vested Accrued Benefit until a subsequent Required Commencement Date. Any Employee's election to suspend distribution of a Vested Accrued Benefit pursuant to this Section 8.1(d)(6) must be made pursuant to a one-time irrevocable election which is executed and will take effect during such Employee's active employment with the Company and satisfies such other rules and procedures as the Administration Committee shall require.

        5. Article IX is amended by addition of a new Section 9.8, to read as set forth below:

        9.8 ACCOUNTS RELATING TO BOWERY SAVINGS PLAN. Amounts maintained in accounts under the Plan attributable to rollover accounts maintained under the Bowery Savings Plan may be withdrawn by Employees in accordance with the provisions with respect to inservice withdrawals of such accounts contained in the Bowery Savings Plan as in effect on December 31, 1998.

        6. Section 1 of Appendix A is amended by removing the word "and" at the end of subsection c, by replacing the period at the end of subsection d with "; and", and by the addition of a new subsection e, to read as set forth below:

                e. H.F. Ahmanson & Company.

        IN WITNESS WHEREOF, the undersigned, an authorized officer of the Company, has executed this amendment on the day and year first written above.


                                            WASHINGTON MUTUAL, INC.


                                            By:________________________________
                                            Its:_______________________________